                                                                    EXHIBIT 99.1

                       (PINNACLE FINANCIAL PARTNERS LOGO)

FOR IMMEDIATE RELEASE

                           MEDIA CONTACT:         Vicki Kessler  615-320-7532
                           FINANCIAL CONTACT:     Harold Carpenter  615-744-3742
                           WEBSITE:               www.mypinnacle.com

                    PINNACLE FINANCIAL CONTINUES RAPID GROWTH
               ASSETS CLIMB TO $498 MILLION AND EARNINGS PER SHARE
                          INCREASE 210 PERCENT IN 2003

     NASHVILLE, Tenn., January 20, 2004 - Pinnacle Financial Partners, Inc. (Nasdaq: PNFP), the holding company for Pinnacle National Bank, today reported that net income for the year ended December 31, 2003, was $2,555,000, or $0.65 per diluted share, an increase of 210 percent when compared to Pinnacle's net income of $648,000, or $0.21 per diluted share for the year ended December 31, 2002.

     Total assets grew to $498 million as of December 31, 2003, up 63 percent from the $305 million reported at December 31, 2002. Loans as of December 31, 2003 were $297 million compared to $210 million a year earlier. Total deposits increased to $391 million at December 31, 2003, compared to $234 million on December 31, 2002.

     Net loan growth for the year ended December 31, 2003, was $87 million, compared to $76 million during 2002. Total deposit growth for the year ended December 31, 2003, was $157 million, compared to $101 million during 2002.

     "Our firm has experienced extraordinary growth in its first three years as evidenced by the fact that we are now the largest of the 181 commercial banks chartered in the United States during 2000. We are particularly pleased that the volume of growth during 2003 continued to escalate over the growth we had in our previous two years," said M. Terry Turner, President and CEO of Pinnacle Financial Partners. "During 2003, we recruited 37 associates to our firm, a 66% increase when compared to the number of associates at the end of last year. Also, during the fourth quarter of 2003, we continued to be successful in attracting several associates to the firm, all of whom have significant experience and have been actively involved in the Middle Tennessee banking and wealth management arena for many years. During 2003, we opened two new full service banking offices in the Rivergate and Cool Springs areas, and plan to open an office in the West End area of Nashville and another office in nearby Franklin, Tennessee in 2004. During the fourth quarter of 2003, we were successful in issuing $10 million in trust preferred securities. This should provide, under

Pinnacle Reports Continued Growth - 2 of 3


current guidelines, the regulatory capital we need to support our anticipated growth in 2004 and for the foreseeable future without diluting our current shareholder base."

     Net interest income for the year ended December 31, 2003, was $12.9 million, compared to $8.2 million for year ended December 31, 2002. The net interest margin for 2003 was 3.5 percent, compared to a net interest margin of
3.8 percent for the year ended December 31, 2002. The net interest margin for the fourth quarter of 2003 was 3.6 percent, compared to a net interest margin of
3.5 percent for the third quarter of 2003 and 3.6 percent for the fourth quarter of 2002.

     The provision for loan losses was $1.2 million for the year ended December 31, 2003, compared to $938,000 during 2002. The provision for loan losses was $204,000 for the fourth quarter of 2003, compared to $318,000 for the third quarter of 2003 and $250,000 for the fourth quarter of 2002. The allowance for loan losses represented 1.25 percent of total loans at December 31, 2003.

     Noninterest income for the year ended December 31, 2003, was $3.3 million, compared to $1.7 million during 2002. This increase was due to the continued development of Pinnacle's new mortgage origination unit, gains recognized on loan participations sold, increased depositor service charges due to more deposit accounts, increased investment services income from Pinnacle Asset Management and gains on the sale of investment securities. Noninterest income for the fourth quarter of 2003 was $924,000, compared to $1,024,000 for the third quarter of 2003 and $469,000 for the fourth quarter of 2002. For the year ended December 31, 2003, noninterest income represented approximately 20.3 percent of total revenues (the sum of net interest income and noninterest income), compared to 17.4 percent for the same period in 2002.

     Noninterest expense for the year ended December 31, 2003, was $11.0 million, compared to $8.0 million for the same period in 2002. Noninterest expense for the fourth quarter of 2003 was $3.3 million, compared to $2.8 million for the third quarter of 2003 and $2.2 million for the fourth quarter of 2002. The efficiency ratio (noninterest expense divided by total revenues) for the year ended December 31, 2003, improved to 68.3 percent, compared to 80.4 percent for the year ended December 31, 2002.

     Additionally, Pinnacle continues to increment expense levels to capitalize on continued market opportunities, including:

         o During the fourth quarter of 2003, Pinnacle successfully recruited four of Nashville's most experienced private banking and wealth management professionals, all of whom are focused on serving the affluent market segment of Nashville and Middle Tennessee. During 2003, Pinnacle has added 37 associates

Pinnacle Reports Continued Growth - 3 of 3


                  and anticipates continued hiring of market proven professionals for the foreseeable future. Twenty-nine of these associates have been assigned to customer contact areas and eight have been assigned to operational areas.

         o Further office expansion in 2003, with plans to open two new offices in 2004 - one in the West End area of Nashville and the other in Franklin, Tennessee. These offices will represent the firm's sixth and seventh locations.


     Based on these anticipated growth trends and the anticipated results from these trends, Pinnacle estimates its first quarter 2004 diluted earnings per share will approximate $0.23 to $0.25. Diluted earnings per share for the year ending December 31, 2004, are estimated to be $1.15 to $1.25. Management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments may cause the actual results, performance or achievements of Pinnacle to differ materially from these estimates.

     Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville, provides a full range of banking, investment and insurance products and services targeted at small- to mid-sized businesses and their owners/operators. A number of Pinnacle's senior financial advisors provide comprehensive wealth management services to help clients protect and distribute their assets.

     Pinnacle opened its first office in October 2000 in Commerce Center in Downtown Nashville. Since then the firm has added Nashville offices in Rivergate and Green Hills and in Brentwood and the Cool Springs area of Williamson County.

     Additional information concerning Pinnacle can be accessed at www.mypinnacle.com.

                                      ###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) increased competition with other financial institutions, (iii) lack of sustained growth in the economy in the Nashville, Tennessee area, (iv) rapid fluctuations or unanticipated changes in interest rates, (v) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, and (vi) changes in the legislative and regulatory environment, a more detailed description of various risks is contained in Pinnacle's most recent annual report on Form 10-KSB. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED


========================================================================================================
                                                                     DECEMBER 31,        DECEMBER 31,
                                                                         2003                2002
--------------------------------------------------------------------------------------------------------
ASSETS

Cash and noninterest-bearing due from banks .....................    $  13,768,278     $   8,061,300
Interest-bearing due from banks .................................        1,180,371         4,195,647
Federal funds sold ..............................................       32,235,401           685,182
                                                                     -------------     -------------
     Cash and cash equivalents ..................................       47,184,050        12,942,129

Securities available-for-sale, at fair value ....................      139,944,238        73,980,054

Mortgage loans held-for-sale ....................................        1,582,600              --

Loans ...........................................................      297,004,110       209,743,436
Less allowance for loan losses ..................................       (3,718,598)       (2,677,043)
                                                                     -------------     -------------
     Loans, net .................................................      293,285,512       207,066,393

Premises and equipment, net .....................................        6,911,359         3,611,504
Other assets ....................................................        9,512,899         7,678,894
                                                                     -------------     -------------
         Total assets ...........................................    $ 498,420,658     $ 305,278,974
                                                                     =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Noninterest-bearing demand .................................    $  60,796,396     $  31,599,897
     Interest-bearing demand ....................................       31,407,213        13,234,956
     Savings and money market accounts ..........................      140,383,878        75,995,881
     Time .......................................................      157,981,525       113,185,655
                                                                     -------------     -------------
         Total deposits .........................................      390,569,012       234,016,389
Securities sold under agreements to repurchase ..................       15,050,110        15,050,208
Federal Home Loan Bank advances .................................       44,500,000        21,500,000
Subordinated debt ...............................................       10,310,000              --
Other liabilities ...............................................        3,655,155         2,308,730
                                                                     -------------     -------------
         Total liabilities ......................................      464,084,277       272,875,327

Commitments and contingent liabilities

Stockholders' equity:
     Preferred stock, no par value; 10,000,000 shares authorized;
         no shares issued and outstanding .......................             --                --
     Common stock, par value $1.00; 10,000,000 shares authorized;
         3,692,053 issued and outstanding at December 31, 2003
         and 2002 ...............................................        3,692,053         3,692,053
     Additional paid-in capital .................................       30,682,947        30,682,947
     Accumulated deficit ........................................         (189,155)       (2,743,794)
     Accumulated other comprehensive income, net ................          150,536           772,441
                                                                     -------------     -------------
         Total stockholders' equity .............................       34,336,381        32,403,647
                                                                     -------------     -------------
         Total liabilities and stockholders' equity .............    $ 498,420,658     $ 305,278,974
                                                                     =============     =============

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED


=========================================================================================================================
                                                                   THREE MONTHS ENDED                  YEAR ENDED
                                                                      DECEMBER 31,                    DECEMBER 31,
                                                                   2003            2002            2003          2002
-------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
     Loans, including fees ...................................  $ 3,714,091     $2,944,295     $13,709,159    $10,509,655
     Securities, available-for-sale:
          Taxable.............................................    1,401,480        678,102       4,158,064      1,837,574
          Tax-exempt..........................................       79,022         23,518         217,284         35,085
     Federal funds sold and other ............................       49,408         40,510         177,404        178,618
                                                                -----------     ----------     -----------    -----------
          Total interest income ..............................    5,244,001      3,686,425      18,261,911     12,560,932
                                                                -----------     ----------     -----------    -----------

INTEREST EXPENSE:
     Deposits ................................................    1,087,724      1,083,861       4,349,365      3,813,019
     Securities sold under agreements to repurchase...........       23,483         25,861          65,716         91,034
     Federal funds purchased and other borrowings.............      240,220        157,766         948,023        457,576
                                                                -----------     ----------     -----------    -----------
         Total interest expense ..............................    1,351,427      1,267,488       5,363,104      4,361,629
                                                                -----------     ----------     -----------    -----------
         Net interest income .................................    3,892,574      2,418,937      12,898,807      8,199,303
PROVISION FOR LOAN LOSSES ....................................      203,920        250,000       1,157,280        938,000
                                                                -----------     ----------     -----------    -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ..........    3,688,654      2,168,937      11,741,527      7,261,303

NONINTEREST INCOME:
     Service charges on deposit accounts......................      153,863         80,378         513,074        281,009
     Investment services......................................      341,231        132,555         998,119        809,837
     Fees from origination of mortgage loans..................      177,848             -          666,853             -
     Gain on loan participations sold.........................      132,783         62,300         334,249        120,297
     Gain on sale of investment securities, net...............           -              -          247,978             -
     Other noninterest income ................................      118,049        197,767         527,207        520,800
                                                                -----------     ----------     -----------    -----------
         Total noninterest income ............................      923,774        473,000       3,287,480      1,731,943
                                                                -----------     ----------     -----------    -----------

NONINTEREST EXPENSE:
     Compensation and employee benefits ......................    2,250,040      1,472,330       7,260,982      5,236,792
     Equipment and occupancy .................................      504,258        392,853       1,827,260      1,442,288
     Marketing and other business development.................      123,071         82,382         386,905        244,500
     Administrative ..........................................      164,264        113,709         655,729        436,984
     Postage and supplies ....................................       74,517         70,711         347,684        255,624
     Other noninterest expense................................      151,227         98,441         570,062        372,874
                                                                -----------     ----------     -----------    -----------
         Total noninterest expense ...........................    3,267,377      2,230,426      11,048,622      7,989,062
                                                                -----------     ----------     -----------    -----------
INCOME BEFORE INCOME TAXES ...................................    1,345,051        411,511       3,980,385      1,004,184
     Income tax expense.......................................      486,826        126,688       1,425,746        356,124
                                                                -----------     ----------     -----------    -----------
NET INCOME ...................................................  $   858,225     $  284,823     $ 2,554,639    $   648,060
                                                                ===========     ==========     ===========    ===========

PER SHARE INFORMATION:
     Basic net income per common share........................  $      0.23     $     0.08     $      0.69    $      0.21
                                                                ===========     ==========     ===========    ===========

     Diluted net income per common share......................  $      0.21     $     0.08     $      0.65    $      0.21
                                                                ===========     ==========     ===========    ===========

     Weighted average shares outstanding:
          Basic ..............................................    3,692,053      3,692,053       3,692,053      3,054,471
          Diluted ............................................    4,057,444      3,795,967       3,938,003      3,118,422

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

=======================================================================================================================
 (DOLLARS IN THOUSANDS,                      DEC          SEPT         JUNE           MAR           DEC          SEPT
    EXCEPT PER SHARE DATA)                  2003          2003         2003          2003          2002          2002
-----------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA, AT QUARTER END:
     Total assets......................    $498,421      440,693       403,229       348,366      305,279       278,750
     Total loans.......................     297,004      279,702       255,448       228,842      209,743       191,299
     Allowance for loan losses.........      (3,719)      (3,492)       (3,189)       (2,860)      (2,677)       (2,427)
     Securities available-for-sale.....     139,944      115,421        99,968        94,600       73,980        57,062
     Total deposits....................     390,569      347,191       309,089       266,732      234,016       212,914
     Securities sold under
          agreements to repurchase.....      15,050       19,291        17,803        15,846       15,050        16,720
     Advances from FHLB................      44,500       39,500        41,500        32,500       21,500        15,500

     Total stockholders' equity........      34,336       33,245        33,627        32,403       32,404        32,089

BALANCE SHEET DATA, QUARTERLY AVERAGES:
     Total assets......................    $454,700      406,142       365,385       326,108      285,929       243,284
     Total loans.......................     283,387      269,703       245,383       217,690      201,290       181,005
     Securities available-for-sale.....     137,243      107,162        95,351        87,124       63,150        42,007
     Total deposits....................     356,030      314,302       277,592       243,545      215,617       181,844
     Securities sold under
          agreements to repurchase.....      16,013       16,136        11,728        14,106       16,685        13,091
     Advances from FHLB................      43,630       40,239        38,137        29,994       18,054        14,196
     Total stockholders' equity........      33,935       32,542        32,944        32,675       32,167        31,808

STATEMENT OF OPERATIONS DATA, FOR THE THREE MONTHS ENDED:
     Interest income...................    $  5,244        4,702         4,369         3,946        3,691        3,425
     Interest expense..................       1,351        1,317         1,385         1,310        1,268         1,146
                                           --------      -------       -------       -------       ------       -------
       Net interest income.............       3,893        3,385         2,984         2,636        2,423         2,279
     Provision for loan losses.........         204          318           347           288          250           247
                                           --------      -------       -------       -------       ------       -------
     Net interest income after
       provision for loan losses.......       3,689        3,067         2,637         2,348        2,173         2,032
     Noninterest income................         924        1,024           877           462          469           497
     Noninterest expense...............       3,268        2,864         2,675         2,242        2,230         2,182
                                           --------      -------       -------       -------       ------       -------
        Net income before taxes........       1,345        1,228           839           568          412           347
     Income tax expense................         487          441           302           195          127           136
                                           --------      -------       -------       -------       ------       -------
        Net income.....................    $    858          787           537           373          285           211
                                           ========      =======       =======       =======       ======       -------

PER SHARE DATA:
     Earnings - basic..................    $   0.23         0.21          0.15          0.10         0.08          0.06
     Earnings - diluted................    $   0.21         0.20          0.14          0.10         0.08          0.06
     Book value at quarter end (1).....    $   9.19         9.00          9.11          8.78         8.78          8.69

     Weighted avg. shares - basic......   3,692,053    3,692,053     3,692,053     3,692,053    3,692,053     3,692,053
     Weighted avg. shares - diluted....   4,057,444    3,972,327     3,880,642     3,841,631    3,795,967     3,745,272
     Common shares outstanding.........   3,692,053    3,692,053     3,692,053     3,692,053    3,692,053     3,692,053

CAPITAL RATIOS (2):
     Equity to total assets............        6.8%         7.5%         10.9%         12.1%        13.8%         15.1%
     Leverage..........................        9.6%         8.2%          8.9%         10.1%        11.1%         13.1%
     Tier 1 risk-based.................       11.8%         9.6%         10.6%         12.1%        12.7%         13.0%
     Total risk-based..................       12.8%        10.6%         11.7%         13.2%        13.8%         14.0%

----------------------------

(1) Book value per share computed by dividing total stockholders' equity by common shares outstanding

(2) Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

             Equity to total assets - End of period total stockholders' equity as a percentage of end of period assets.

             Leverage - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

             Tier 1 risk-based - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

             Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

=======================================================================================================================
 (DOLLARS IN THOUSANDS,                      DEC          SEPT         JUNE           MAR           DEC          SEPT
    EXCEPT PER SHARE DATA)                  2003          2003         2003          2003          2002          2002
-----------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS AND OTHER DATA:
     Return on average assets..........       0.75%        0.77%         0.59%         0.46%        0.40%        0.34%
     Return on average stockholders'
          equity.......................      10.02%        9.59%         6.54%         4.63%        3.52%        2.64%
     Net interest margin (3)...........       3.62%        3.51%         3.48%         3.46%        3.59%        3.97%
     Noninterest income to total
          revenue (4)..................       19.2%        23.2%         22.7%         14.9%        16.2%        17.9%
     Noninterest income to avg. assets.       0.81%        1.00%         0.96%         0.57%        0.65%        0.81%
     Noninterest exp. to avg. assets...       2.85%        2.80%         2.94%         2.79%        3.09%        3.56%
     Efficiency ratio (5)..............       67.9%        65.0%         69.3%         72.4%        77.1%        78.6%
     Avg. loans to average deposits....       80.2%        85.7%         88.4%         89.4%        93.4%        97.7%
     Securities available-for-sale
          to total assets..............       28.1%        26.2%         24.8%         27.2%        24.2%        20.5%
     Average interest-earning
          assets to average
          interest-bearing
          liabilities..................      118.7%       118.8%        118.9%         119.4%      120.6%       119.0%
     Brokered time deposits to
          total deposits...............        9.9%        11.2%         15.6%          16.8%       18.0%        19.8%

ASSET QUALITY INFORMATION AND RATIOS:
     Nonaccrual loans..................     $   379        1,095         1,095          1,095       1,845           70
     Past due loans over 90 days
          and still accruing interest..     $   182           88            60            44           22           41
     Net loan charge-offs
          (recoveries).................     $   (23)          15            18           105           --            2
     Allowance for loan losses to
          total loans..................       1.25%        1.25%         1.25%         1.25%        1.28%        1.27%
     Nonperforming assets to
          total loans and ORE..........       0.13%        0.39%         0.43%         0.48%        0.88%        0.04%
     Net loan charge-offs
          (recoveries) to average
          loans (annualized)...........      (0.02)%       0.02%         0.03%         0.19%           --        0.00%
     Allowance for loan losses to
          nonperforming loans..........       9,813%        319%          291%          261%         145%       3,467%
     Avg. commercial loan internal
          risk ratings (6).............         4.0          3.9           3.9           3.9          3.9          4.0
     Avg. loan account balances (7)....     $   153          150           155           158          163          155

INTEREST RATES AND YIELDS:
     Loans.............................       5.17%        5.41%         5.49%         5.52%        5.81%        6.21%
     Securities, available-for-sale....       4.31%        3.65%         4.14%         4.44%        4.41%        5.16%
     Federal funds sold and other......       2.26%        2.28%         2.60%         2.22%        2.58%        2.92%
     Total deposits, including
          non-interest bearing.........       1.28%        1.35%         1.62%         1.79%        1.99%        2.17%
     Securities sold under
          agreements to repurchase.....       0.58%        0.38%         0.42%         0.43%        0.61%        0.71%
     Federal funds purchased and
          other borrowings.............       2.05%        2.23%         2.44%         2.63%        3.16%        3.26%
     Total deposits and other
          interest-bearing
          liabilities..................       1.28%        1.40%         1.68%         1.82%        1.99%        2.16%

--------------

(3) Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets

(4) Total revenue is equal to the sum of net interest income and noninterest income.

(5) Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(6) Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately). Loans rated "8" or worse are considered potential problem credits. Generally, consumer loans are not subjected to internal risk ratings.

(7) Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

=======================================================================================================================
 (DOLLARS IN THOUSANDS,                      DEC          SEPT         JUNE           MAR           DEC          SEPT
    EXCEPT PER SHARE DATA)                  2003          2003         2003          2003          2002          2002
-----------------------------------------------------------------------------------------------------------------------
INVESTOR INFORMATION:
     Closing price at end of quarter...   $ 23.50         19.75        15.95         13.46         12.91         11.19
     High bid during quarter...........   $ 25.75         19.94        17.00         14.14         13.30         13.00
     Low bid during quarter............   $ 19.35         16.00        13.05         12.76         11.01         10.90

OTHER INFORMATION:
     Brokerage account assets, at
          quarter-end (8)..............   $319,000      247,000      202,000       177,000       171,000       166,000
     Balance of commercial loan
          participations sold to
          other banks and serviced
          by Pinnacle, at quarter
          end..........................   $ 51,653       45,981        44,355        41,594       43,089        28,942
     Total assets per full-time
          equivalent employee..........   $  5,569        5,474         5,486         5,318        5,501         5,210
     Quarterly revenues per
          full-time equivalent
          employee.....................   $   53.9         54.8          52.5          47.3         52.1          51.9
     Number of employees
          (full-time equivalent).......       89.5         83.5          73.5          65.5         55.5          53.5
     Associate retention rate (9)......       96.1%        95.7%         94.6%         92.4%        94.5%         94.4%

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(8)      At market value, based on information obtained from the company's third party broker/dealer for non-FDIC insured financial products and services.

(9) Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.